Exhibit 10.46

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is dated as of January 26, 2022 but effective as of August 6, 2021 (the “Effective Date”), by and among BioLife4D Corporation, a Delaware corporation (the “Company”), and Dr. Jeffrey Morgan, an individual (the “Optionholder”).

R E C I T A L S:

WHEREAS, in connection with the Optionholder’s advisory role with the Company, the Company desires to grant to the Optionholder an option to purchase 30,000 shares of non-voting common stock of the Company, with a $0.00001 par value (“Common Stock”), from the Company (the “Subject Shares”).

WHEREAS, the parties hereto desire to enter into this Agreement to reflect the Optionholder’s right to purchase the Subject Shares from the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Option. The Company hereby grants the Optionholder an option (the “Option”) to purchase the Subject Shares that have become Vested Subject Shares (as defined below) from the Company at a purchase price of $13.50 (the “Exercise Price”) , which has been determined by the board of directors of the Company (the “Board”). Subject Shares purchased pursuant to the Option are referred to as “Purchased Shares.” The Optionholder may (but shall not be obligated to) exercise the Option, in its sole discretion, as provided in Section 2.

2. Manner of Exercise.

(a) Period for Exercise. Subject to the other provisions of this Agreement, the Optionholder may exercise the Option at any time or from time to time, on or before the date five years from the Vesting Commencement Date (as defined on Schedule 2 attached hereto) (the “Termination Date”).

(b) Method of Exercise. At any time on or before the Termination Date, the Optionholder may exercise the Option with respect to any or all Vested Subject Shares by delivering to the Company:

(i)	a written notice of exercise stating:

(A)	that the Optionholder elects to exercise the Option;

(B)	the number of Vested Subject Shares for which the Optionholder is then exercising the Option;

(C)	that the Optionholder makes the representations and warranties set out in Section 5 below, effective as of the date of the notice of exercise and again as of the date of exercise; and

(D)	subject to Section 8 below, the name or names in which the Optionholder wishes the Purchased Shares then issuable to be issued.

(c) Method of Payment. The Optionholder must pay the full amount of the exercise price for the Vested Subject Shares described in the notice; provided, however, that notwithstanding the foregoing, the Optionholder shall not be able to exercise the Option for (i) less than 20% of the Subject Shares granted under this Agreement at any one time or (ii) any fractional amount of Subject Shares. The Optionholder may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in one or more of the following manners:

(i) Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(ii) If the Fair Market Value (as defined below) of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Option by payment of cash, the Optionholder may elect to receive shares equal to the value (as determined below) of this Option (or the portion thereof being canceled) by surrender of this Option at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Optionholder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

     A

Where X = the number of shares of Common Stock to be issued to the Optionholder;

Y = the number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being canceled (at the date of such calculation);

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A = the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation); and

B = Exercise Price (as adjusted to the date of such

calculation).

For the purposes of this Section 2(c)(ii), the term “Fair Market Value” shall mean: (A) if the stock is then Publicly Traded, the closing price of stock of that class as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board, or (B) if the stock is then not Publicly Traded, the price at which one could reasonably expect such stock to be sold in an arm’s length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such stock. Such Fair Market Value shall be that which has currently or most recently been determined for this purpose by the Board, or at the discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of such stock, if any, the issuer’s net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer’s business, the issuer’s industry position and its management, that industry’s economic outlook, the values of securities of issuers whose stock is Publicly Traded and which are engaged in similar businesses, the effect of transfer restrictions to which such stock may be subject under law and under the applicable terms of any contract governing such stock, the absence of a public market for such stock and such other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the Fair Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination. If the Fair Market Value to be used was thus fixed more than sixteen months prior to the day as of which Fair Market Value is being determined, it shall in any event be no less than the book value of the stock being valued at the end of the most recent period for which financial statements of the issuer are available.

For the purposes of this Section 2(c)(ii), stock is “Publicly Traded” if stock of that class is quoted on an over-the-counter stock trading system such as the OTC Markets or is listed for trading on a national securities exchange such as the NYSE American (NYSE MKT), the National Association of Securities Dealers Automated Quotation System (NASDAQ), or the New York Stock Exchange (NYSE).

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(d) When Exercise Effective. Each exercise of the Option shall be deemed to have been effected immediately prior to the close of business on the business day (each a “Closing Date”) on which:

(i) the Company shall have received both the notice and the payment described in Section 2(b); and

(ii) there shall have been compliance with all applicable federal and state laws and regulations and all applicable national securities exchange requirements (which compliance the Company will use its best efforts to obtain).

At such time as any Purchased Shares, or any certificate for Purchased Shares, shall be issuable, the person or persons in whose name such Shares are to be issued shall be deemed the holder of record of such Purchased Shares for all corporate purposes.

(e) Issuance of Stock.

(i) Currently, the Company’s stock certificates are provided in electronic format with a third-party provider and custodian of the Company’s capital stock, and the Optionholder agrees to such electronic format as the method and form thereof and forfeits any right to receipt of a stock certificate.

(ii) In the event the Company decides to issue physical stock certificates, as soon as practicable after Purchased Shares are issued in accordance with Section 2(c) above, the Company will cause to be issued one or more certificates for such shares, bearing the legends required by law and by this Agreement, in the Optionholder’s name or, subject to Section 8 below, as the Optionholder directs. The Optionholder agrees that the certificate representing the Purchased Shares shall be maintained in the Company’s minute book for safe keeping.

3. Vesting of Subject Shares.

(a) Vested Subject Shares. Subject to the provisions of this Section 3, the Subject Shares shall become “Vested Subject Shares” as set forth under “Vesting Schedule” in Schedule 2 attached hereto. The Vesting Schedule is hereby incorporated by reference herein. The period starting on the “Vesting Commencement Date” and lasting until the final vesting date shall be referred to as the “Vesting Period.”

(b) Termination of Vesting. Notwithstanding any contrary provisions of Section 3(a), no shares of Common Stock shall become Vested Subject Shares after the date on which the Optionholder dies, suffers a Disability, or for any other reason, regardless of cause, is no longer an employee or service provider of the Company (“Separation Event”). A “Disability” shall be deemed to have occurred if, in the reasonable judgment of the Company, the Optionholder has failed to or is unable to perform fully his or her duties to the Company on account of illness or physical or mental incapacity and such illness or incapacity continues for a period of at least 90 consecutive days in any period of 365 consecutive days.

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(c) Termination of Exercise Rights.

(i) If the Optionholder’s service as an employee or service provider of the Company is terminated for any reason other than death or Disability, the Option may not be exercised after the earlier of: (x) 30 days from the date of termination as an employee or service provider of the Company or (y) the Termination Date, and may not be exercised for more than the number of shares of Common Stock which are Vested Subject Shares as of either such date.

(ii) If the Optionholder dies while the Option is exercisable, the Option may be exercised by the duly authorized executor of the Optionholder’s last will or by the Optionholder’s duly authorized personal representative, but may not be exercised after earlier of: (x) 120 days after the date of death, or (y) the Termination Date, and may not be exercised for more than the number of shares of Common Stock which are Vested Subject Shares as of either such date.

(iii) If the Optionholder’s service as an employee or service provider of the Company is terminated as a result of Disability during the Vesting Period while the Option is exercisable, the Option may not be exercised after the earlier of: (i) 120 days after the date of such termination, or (ii) the Termination Date, and may not be exercised for more than the number of Vested Subject Shares as of such date. If the Optionholder suffers a Disability during the Vesting Period and subsequently dies prior to the date that is 120 days after the date of such Disability, the provisions of the immediately preceding paragraph shall apply.

(d) Reservation of Shares. The Company will take such corporate actions as may be necessary from time to time so that at all times it will have authorized and reserved out of its authorized but unissued shares of Common Stock, for the sole purpose of issuance upon exercise of the Option, a sufficient number of shares of Common Stock to permit the exercise of the Option as to all Vested Subject Shares and all potential Vested Subject Shares.

(e) Repurchase of Shares. Beginning on the Separation Event and continuing for two years thereafter, if any, the Company has the right (the “Repurchase Right”), but not the obligation, to repurchase from the Optionholder any (including only a portion of) Purchased Shares at the then prevailing Fair Market Value by providing written notice to the Optionholder of the Company’s intent to so repurchase any Purchased Shares (“Repurchase Notice”). Such Repurchase Notice shall include (a) the proposed date for such repurchase (the “Repurchase Date”), which shall not be more than 120 days after the date that the Repurchase Notice is delivered to the Optionholder, which may be extended to such longer period as may be agreed to by the Company and the Optionholder or as needed to ensure the stock issued by the Company does not lose its status as “qualified small business stock” under Section 1202 of the Code, if applicable, (b) the amount of Purchased Shares to be repurchased, and (c) the Fair Market Value to be repaid therefor. The Optionholder agrees to take all action necessary to assist the Company and ensure that the foregoing repurchase is consummated so long as the Company complies with the terms of this Section 3(e) and is prepared to make payment as described herein. The Optionholder further agrees not to take any action to prevent, inhibit or circumvent the consummation of any properly executed repurchase transaction. On the Repurchase Date, the Company shall pay the Optionholder for such repurchased Purchased Shares at the closing therefor in cash or by wire transfer of immediately available funds, and the Optionholder shall transfer the Purchased Shares to the Company. For the avoidance of doubt, the Repurchase Right shall apply to all Purchased Shares, including, without limitation, those held or transferred by Optionholder.

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(f) Termination of Rights as Stockholder. Notwithstanding anything to the contrary herein, the parties agree that immediately upon the payment by the Company for any repurchased Purchased Shares, the Optionholder shall no longer have any rights as a stockholder as to the Purchased Shares that were the subject of the repurchase. Such repurchased Purchased Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, regardless of whether the Optionholder has executed and/or delivered such documents and other instruments as may be reasonably requested by the Company in connection with such transfer and whether or not the Optionholder accepts payment therefor. The Optionholder hereby appoints the Company as Optionholder’s attorney-in-fact, with full power of substitution, to execute and deliver such documents on Optionholder’s behalf and the Optionholder further agrees and provides assurances that he will act in good faith to carry out the agreements contained herein and not work in contravention thereof or to circumvent them. The power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates.

4. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock or any merger, consolidation or exchange of shares, the Board may but is not required to, in order to prevent the dilution or enlargement of rights under the Option and other outstanding options or other equity awards, make such adjustments in the number and type of shares covered by the Option and other outstanding options or other equity awards and the exercise prices specified therein as may be determined to be appropriate and equitable.

5. Representation and Warranties of Optionholder. Upon each exercise of the Option, the Optionholder shall represent and warrant to the Company, and by such exercise, the Optionholder shall be deemed to have represented and warranted to the Company, that:

(a) the Optionholder is acquiring the Purchased Shares for its own account, for investment and not with a view to, or for sale or other disposition in connection with, any distribution of the Purchased Shares, nor with any present intention of selling or otherwise disposing of the Purchased Shares;

(b) the Optionholder has had the opportunity to discuss the Company and its plans, operations and financial condition with its officers and the Optionholder has received all information which the Optionholder deems necessary to enable the Optionholder to evaluate the risks, financial and otherwise, inherent in making an investment in the Purchased Shares;

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(c) the Optionholder understands that an investment in the Purchased Shares is highly speculative, and the Optionholder is able, without impairing Optionholder’s financial position, to hold the Purchased Shares for an indefinite period of time and to suffer a complete loss on Optionholder’s investment in the Purchased Shares; and

(d) the Optionholder hereby acknowledges and states its understanding that transfer of the Purchased Shares is restricted by law and by the terms of the Company’s Bylaws and this Agreement, and the Optionholder must therefore hold the Purchased Shares indefinitely, unless a subsequent disposition of the Purchased Shares is permitted under the terms of applicable law, the Company’s Bylaws and this Agreement.

6. Bring-Down of Representations and Warranties. The Optionholder hereby agrees that the representations and warranties set forth above in Section 5 shall be true and correct as of each Closing Date as though then made and as though such date was substituted for the date of this Agreement throughout such representations and warranties.

7. Transfer/Assignment Restrictions for Option. The Optionholder shall not transfer, sell or convey the Option, or assign its rights or obligations under this Agreement, to any person. Any transfer in contravention of this Section 7 shall be void ab initio.

8. Transfer/Assignment Restrictions for Purchased Shares.

(a) Transfer Restrictions.

(i) No interest in any Purchased Shares may be transferred, assigned, encumbered or otherwise disposed of except in compliance with and subject to applicable law and all of the terms and conditions of the Company’s Bylaws and this Section 8 or Section 3(e).

(ii) The Purchased Shares have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws, and will be issued to the Optionholder in reliance on applicable exemptions from such registration. No Purchased Shares may be resold or otherwise transferred unless they are first registered or an exemption from such registration is available.

(iii) In the event the Company issues physical stock certificates, in addition to any other legends, and unless and until otherwise permitted by this Article, each certificate for Purchased Shares issued to the Optionholder or any subsequent transferee of any such certificate shall be imprinted with substantially the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, and thus may not be transferred unless registered under the Securities Act of 1933 or unless an exemption from registration is available. The transfer of the shares is also subject to the satisfaction of other conditions set forth in the Company’s Bylaws and an Option Agreement between the issuer and the original holder of the shares, a copy of which may be obtained from the issuer upon demand and free of charge by the registered holder hereof.”

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Each certificate for Purchased Shares issued to the Optionholder or any subsequent transferee shall also be imprinted with any legend required pursuant to applicable state corporation and securities laws.

(iv) The Company may decline to acknowledge or register a transfer of any Purchased Shares bearing any legends required by this Agreement, and may instruct any transfer agent for its securities to decline the same, until the conditions with respect to transfer of such shares referred to in such legends have been satisfied.

(b) Notice of Proposed Transfer. Prior to any proposed sale or other transfer of any interest in any Purchased Shares, the Optionholder shall deliver to the Company: (a) a written notice (a “Transfer Proposal”) describing the manner of such transfer, setting out the terms of the transfer, including the identity of the proposed transferee, the number of shares to be transferred, the price per share, if any, and the terms of payment, and (b) a written opinion, satisfactory in form and substance to the Company, of counsel satisfactory to the Company, to the effect that either the securities proposed to be transferred have been effectively registered under all applicable securities laws or such transfer may be effected without the registration of such shares under any applicable securities law. Except as the Company may otherwise agree, a Transfer Proposal must be delivered to the Company at least 45 days before the date specified in the Transfer Proposal as the closing date for the proposed transfer. Upon receipt of a Transfer Proposal and the opinion described in clause (b) above, and subject to the satisfaction of the other requirements of this Agreement, including without limitation, Section 8(c) herein, the Company shall permit the transfer of the Purchased Shares described in the Transfer Proposal.

(c) Right of First Refusal.

(i) Within 30 days after it receives a Transfer Proposal, the Company shall have the right (a “Refusal Right”) to elect to purchase the Purchased Shares subject to the Transfer Proposal from the holder thereof, at the price per share specified in the Transfer Proposal in the case of a sale for cash, and at the fair market value of such other property or consideration, in the case of a transfer other than a sale for cash. For purposes of the preceding sentence, “fair market value” shall be determined in good faith by the Board, whose determination in this regard shall be binding and conclusive on the parties hereto.

(ii) A Refusal Right shall be exercised by written notice to the Optionholder of the shares subject to the Transfer Proposal, signed by an officer of the Company. The purchase price shall be paid on the date specified in the Transfer Proposal as the closing date for the proposed transfer, and shall be paid, in the Company’s discretion, in cash or, if the Optionholder shall then owe the Company any amount, by cancellation of indebtedness, or both.

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(iii) If the Company fails to exercise its Refusal Right after it receives a Transfer Proposal, or fails to close the purchase of the Purchased Shares subject to a Transfer Proposal, the holder may transfer the Purchased Shares subject to the Transfer Proposal at the price specified in the Transfer Proposal or a higher price, in the case of a sale, or otherwise on the terms and in the circumstances specified in the Transfer Proposal, in the case of a transfer other than a sale, provided that such sale or other transfer is consummated within three months after the date of the Transfer Proposal, and provided that the transferee agrees in writing, in a manner reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement.

(iv) The provisions of this Section 8(c) shall not apply to a transfer, either during Optionholder’s lifetime or upon death by will or intestacy, to the Optionholder or any of Optionholder’s ancestors, siblings, descendants, spouse, heirs or legatees, or to any custodian or trustee for the benefit of the Optionholder or any of Optionholder’s ancestors, siblings, descendants, spouse, heirs or legatees; provided that the transferee agrees in writing, in a manner reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement.

(v) In the event the Company issues physical stock certificates, in addition to any other legends, each certificate evidencing any Purchased Shares shall be imprinted with the following legend:

“The shares represented by this certificate are subject to certain restrictions set forth in an Option Agreement between the issuer and the original holder of the shares, a copy of which may be obtained from the issuer on demand and free of charge by the registered holder hereof.”

(vi) The provisions of this Section 8(c) shall no longer apply after the sale to the public of any securities of the Company by the holder thereof pursuant to an effective registration statement with respect thereto filed under the Securities Act of 1933.

(d) Drag-Along Rights. If the holders of a majority of the shares of Common Stock then issued or issuable upon conversion of the shares of the Company’s preferred stock approve a Sale of the Company (as defined below) in writing (the “Approved Sale”), the Optionholder will consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, the Optionholder will agree to sell all of its shares of Common Stock and rights to acquire shares of Common Stock on the terms and conditions approved in the manner set forth above. The Optionholder will take all necessary and desirable actions in connection with the consummation of the Approved Sale and will not exercise any dissenters’ rights in connection therewith. The Optionholder hereby appoints the Company as Optionholder’s attorney-in-fact, with full power of substitution, to execute and deliver such documents on Optionholder’s behalf and the Optionholder further agrees and provides assurances that he will act in good faith to carry out the agreements contained herein and not work in contravention thereof or to circumvent them. The power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates.

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A “Sale of the Company” shall mean a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than 50% of the outstanding voting power of the Company.

(e) Termination of Restriction. In the event the Company issues physical stock certificates, whenever any restrictions imposed by this Agreement shall terminate with respect to any Purchased Shares, the Optionholder shall be entitled to receive from the Company, without expense to him, one or more new certificates for such particular shares not bearing those restrictive legends set forth in this Agreement which are no longer applicable.

(f) “Market Stand-Off”Agreement.

(i) Optionholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (“IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days plus such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports, and (ii) analyst recommendations and opinions, including but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 8(f) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 8(f) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Optionholder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 8(f) or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Optionholder’s Common Stock (and transferees and assignees thereof) until the end of such restricted period.

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(ii) In the event the Company issues physical stock certificates, in the Optionholder agrees that a legend reading substantially as follows shall be placed on any certificates representing any of Optionholder’s shares of Common Stock:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

9. Confidentiality. The Optionholder acknowledges that, in the course of being a stockholder of the Company, it may from time to time be furnished information about the Company, its business, assets, plans, customers, clients, business partners and financial circumstances that is confidential in nature (collectively called “Information”). The Optionholder agrees that it will not use or disclose any Information in any manner without the Company’s written permission, unless and until such Information has become generally known to the public other than through the Optionholder, except (i) necessary in connection with the services it provides the Company during Optionholder’s engagement or employment with the Company or (ii) as required by law. Optionholder’s obligations under this Section 9 shall continue in force both during and after the period that the Optionholder owns any or all of the Purchased Shares.

10. Notices. All notices and other communications required or permitted to be given or sent hereunder shall be in writing and shall be deemed properly served when (a) delivered personally, (b) on the third business day after being deposited in the United States registered or certified mail, postage prepaid, return receipt requested, specifically utilizing less than three-day delivery, (c) on the first business day after being delivered to a nationally recognized overnight courier for next business day delivery, postage prepaid, return receipt requested, or (d) if sent by e-mail, upon receipt as indicated by the party giving the notice of a “sent” e-mail evidencing that the e-mail was sent to the proper e-mail address, in each case addressed as follows:

If to Optionholder, then to the address listed on the signature page.

If to the Company:	BioLife4d Corporation

318 Half Day Road, Suite 201
Buffalo Grove, Illinois 60089
Attention: Steven Morris
E-mail: smorris@biolife4d.com

With a copy to:	Horwood Marcus & Berk, Chartered
500 West Madison, Suite 3700
Chicago, IL 60661
Attention: Jeffrey A. Hechtman
E-mail: jhechtman@hmblaw.com

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Or to such other address as the respective party may specify by notice given to the other party hereto in accordance with this paragraph.

11. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements between Delaware residents entered into and to be performed entirely within Delaware. The parties hereby agree that (i) any and all litigation arising out of this instrument shall be conducted only in state or federal courts located in Cook County, Illinois and (ii) such courts shall have the exclusive jurisdiction to hear and decide such matters. Each party hereby submits to the personal jurisdiction of such courts and waives any objection such party may have to venue or that such courts are an inconvenient forum. The parties agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. To the maximum extent permitted by law, the notice provisions of this Agreement shall apply to service of process with respect to any action brought in accordance with the terms of this Section 11. Each party shall bear its own attorneys’ fees

12. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes any language in the Optionholder’s Advisory Board Agreement with respect to any grant to options in the Company. Notwithstanding anything to the contrary contained in the Optionholder’s Advisory Board Agreement, this Agreement shall constitute the “Options” that the Company was required to grant the Optionholder pursuant Exhibit A of the Optionholder’s Advisory Board Agreement.

13. Amendment; Waiver. This Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed by the each of the Company and the Optionholder, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver or any other provision hereof (whether or not similar).

14. Third Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and permitted assigns.

15. Enforceability. If any provision of the Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement, and the Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

16. Headings. The headings of sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

17. Counterparts. This instrument may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first above written.

COMPANY:

BIOLIFE4D CORPORATION, a Delaware corporation

By:	/s/ Steven Morris
Name:	Steven Morris
Title:	CEO

OPTIONHOLDER:

Dr. Jeffrey Morgan, an individual

/s/ Jeffrey Morgan
Address:	1940 Fountain view Dr.
Houston, TX 77057

SCHEDULE 2

Capitalized terms used without definition in this Schedule 2 are used as defined in the Option Agreement (the “Agreement”) of which this Schedule 2 is part.

Optionholder:	Dr. Jeffrey Morgan
Vesting Commencement Date:	August 6, 2021
Term:	Five years from the Vesting Commencement Date, subject to adjustment downward pursuant to the Agreement.

Vesting Schedule: Subject to Section 3 of the Agreement and the other requirements thereof, the Option may be exercised only upon and after, and to the extent of, vesting. The portion of the Option listed below shall vest on each of the dates listed below, provided in each case the Optionholder’s service as an advisor of the Company continues on such date:

Shares Vesting	Date
100% of the Subject Shares	August 6, 2021